UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO CORP. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

We have agreed to assign a $100,000 15% August 2023 real estate development loan owed to FOMO CORP. to Mitchell Schwartz, Founder/CEO of our 100%-owned subsidiary SMARTSolution Technologies LP. The assignment is partial payment against a $185,000 11.5% September 2022 loan made by Mr. Schwartz to FOMO CORP. on March 31, 2022. Adjusted for a prepayment of $50,000 cash made earlier this year to Mr. Schwartz and the loan assignment, we will have reduced our debt to Mitchell Schwartz to $35,000 from $185,000 and eliminated a $10,000 success fee attached to his loan on maturity. The early payments and assignments reduce our collateral against the Schwartz loan pro rata to 35,897,436 common shares from 200,000,000 common shares. Mr. Schwartz has agreed to extend the maturity of his remaining loan balance to February 28, 2023, at which time his SST employment contract ends. The borrower of the real estate loan, Mr. Schwartz and FOMO CORP. have agreed to the transaction and are papering it for execution. Upon payoff of the Schwartz loan, there will be no shares issued to Mr. Schwartz or held as collateral.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: November 10, 2022	By:	/s/ Vikram Grover
Vikram Grover